EXHIBIT 10.3
FOURTH AMENDMENT
TO
INDEMNIFICATION AND REIMBURSEMENT AGREEMENT

This Fourth Amendment to INDEMNIFICATION AND REIMBURSEMENT AGREEMENT (this “Amendment”), dated as of February 12, 2021, by and between (i) Honeywell International Inc., a corporation organized under the Laws of the State of Delaware (“Indemnitee” or “Honeywell”), and (ii) Resideo Intermediate Holding Inc., a corporation organized under the Laws of the State of Delaware (“Indemnitor”), amends that certain Indemnification and Reimbursement Agreement, dated October 14, 2018, by and between (A) Honeywell and (B) New HAPI Inc., a corporation organized under the Laws of the State of Delaware (subsequently assigned to Indemnitor), as amended from time to time prior to the date hereof (as so amended, the “Indemnification and Reimbursement Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Indemnification and Reimbursement Agreement.

WITNESSETH:

WHEREAS, concurrently with the execution of this Amendment, Indemnitor and certain Affiliates thereof are entering into that certain Amended and Restated Credit Agreement, among Indemnitor, Homes Borrower, Homes, certain other subsidiaries of Homes named therein, the lenders and issuing banks party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, amended and restated, modified or waived from time to time in accordance with the terms of the Indemnification and Reimbursement Agreement, including Section 2.11 thereof, the “Amended and Restated Credit Agreement”) and the other Loan Documents (as defined in the Amended and Restated Credit Agreement), and a final copy of the Amended and Restated Credit Agreement has been provided to Indemnitee prior to the date hereof;

WHEREAS, pursuant to Section 4.13 of the Indemnification and Reimbursement Agreement, the Indemnification and Reimbursement Agreement may be amended, supplemented or modified only by an instrument in writing specifically designated as an amendment signed on behalf of each Party; provided that such amendment does not result in the increase of the late payment fee set forth in Section 2.5(b) of the Indemnification and Reimbursement Agreement;

WHEREAS, the amendments to the Indemnification and Reimbursement Agreement contemplated herein do not include any such amendment of the late payment fee set forth in Section 2.5(b) of the Indemnification and Reimbursement Agreement; and

WHEREAS, the Parties desire to amend the Indemnification and Reimbursement Agreement in the manner set forth herein.

NOW, THEREFORE, in accordance with Section 4.13 of the Indemnification and Reimbursement Agreement, the Parties agree as follows:

ARTICLE I

AMENDMENTS

1.1    Amendment and Restatement of Exhibit G. Exhibit G to the Indemnification and Reimbursement Agreement is amended and restated in its entirety to read as set forth on Exhibit A hereto.

1.2    Amendment to Section 2.9. Section 2.9 of the Indemnification and Reimbursement Agreement is amended and restated in its entirety to read as follows:

“The covenants set forth in Exhibit G hereto are incorporated herein by reference.”

ARTICLE II
MISCELLANEOUS

2.1 References. Each reference in the Indemnification and Reimbursement Agreement shall, unless the context otherwise requires, mean the Indemnification and Reimbursement Agreement as amended by this Amendment. Without limiting the foregoing, the Parties acknowledge that on the date hereof the Indemnitor and other parties thereto are entering into and consummating the transactions contemplated by the Amended and Restated Credit Agreement and other Loan Documents (as defined in the Amended and Restated Credit Agreement) and that, in accordance with the terms set forth in Section 4.14 of the Indemnification and Reimbursement Agreement, following the date hereof and subject to the terms of the Indemnification and Reimbursement Agreement (including Section 4.14 thereof), references to the “Current Credit Agreement” in the Indemnification and Reimbursement Agreement and the Guarantee shall mean the Amended and Restated Credit Agreement.

2.2 No Other Amendments; Continuing Effect. The amendments set forth herein are limited precisely as written and will not be deemed to be an amendment to any other term or condition of the Indemnification and Reimbursement Agreement or any of the documents referred to therein. Except as expressly amended hereby, the terms and conditions of the Indemnification and Reimbursement Agreement shall continue in full force and effect.

2.3 Representations and Warranties; No Defaults; No Waivers. The representations and warranties contained in Sections 4.2 (a), (b) and (c) of the Indemnification and Reimbursement Agreement are hereby restated by each Party and incorporated herein by reference. Indemnitor represents and warrants that as of the date hereof, before and after giving effect to this Amendment and the consummation of the transactions contemplated by the Amended and Restated Credit Agreement, no default or event of default has occurred and is continuing under any of the Indemnification and Reimbursement Agreement, the Current Credit Agreement (which, as provided above, shall be deemed to be the Amended and Restated Credit Agreement for all purposes of this Article II) or any other Loan Document (as defined in the Current Credit Agreement), or any other Indebtedness (as defined in the Current Credit Agreement) of the

Indemnitor or any of its subsidiaries. This Amendment is not a waiver of, or consent to, any default or event of default now existing or hereafter arising under the Indemnification and Reimbursement Agreement (as amended by this Amendment), the Current Credit Agreement, any other Loan Document (as defined in the Current Credit Agreement) or any other Indebtedness (as defined in the Current Credit Agreement) of the Indemnitor or any of its subsidiaries.

2.4 Dispute Resolution; Governing Law; Jurisdiction; WAIVER OF JURY TRIAL; Interpretation, Etc. The provisions of Section 4.3 (“Dispute Resolution”), Section 4.4 (“Governing Law; Jurisdiction”), Section 4.5 (“Waiver of Jury Trial”), Section 4.6 (“Court-Ordered Interim Relief”) and Section 4.14 (“Interpretation”) of the Indemnification and Reimbursement Agreement are hereby incorporated herein by reference and shall apply mutatis mutandis.

2.5 Successors. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

2.6 Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

HONEYWELL INTERNATIONAL INC.

By: /s/ Anne T. Madden
Name: Anne T. Madden
Title: Senior Vice President and General Counsel

RESIDEO INTERMEDIATE HOLDING INC.

By: /s/ John Heskett
Name: John Heskett Title: President and Treasurer